Item 14(c) Exhibit #3(i)


                              Corning Incorporated


                                ----------------




                      RESTATED CERTIFICATE OF INCORPORATION
                Under Section 807 of the Business Corporation Law





                                ----------------





                                 April 24, 1997



                        [Filed with Secretary of State of
                              State of New York on
                               November 19, 1998]

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              CORNING INCORPORATED

                Under Section 807 of the Business Corporation Law

                                ----------------



We, ROGER G. ACKERMAN and A. JOHN PECK, JR., being, respectively, the Chairman and the Secretary of Corning Incorporated, a corporation organized under the laws of the State of New York, DO HEREBY CERTIFY as follows:

FIRST:  The name of the Corporation is Corning Incorporated.

SECOND: The Certificate of Incorporation of the Corporation (being the Preliminary Certificate of Consolidation Forming the Corporation) was filed in the office of the Secretary of State of the State of New York on December 24, 1936.

THIRD: The text of the Certificate of Incorporation of the Corporation, as amended heretofore, is hereby restated without further amendment to read as follows:

         1. The name of the Corporation is Corning Incorporated.

         2. The purposes for which the Corporation is to be formed are:

         To make, manufacture, purchase, lease or otherwise acquire, dispose of or otherwise deal in and with glass, glassware, refractory, ceramic, plastic, wood and metal products, chemicals and related products, electrical, electronic and other related products, machinery, tools, materials and other articles and products, including those materials which are or may be necessary or useful for the manufacture of any of the products hereinbefore mentioned or in addition thereto; to conduct scientific and technological research; and to purchase, lease or otherwise acquire and to sell, dispose of or otherwise deal in and with any and all interest in real and personal property of any and all kinds, tangible or intangible, including patent rights, inventions, secret processes and other similar property.

         3. In the absence of actual fraud or bad faith, no contract or transaction between the Corporation and any other association or corporation shall be affected by the fact that any of the directors or officers of this Corporation are interested in or are directors or officers of such other association or corporation, and any director or officer of this Corporation individually may be a party to or may be interested in any such contract or transaction of this Corporation and no such contract or transaction of this Corporation with any person or persons, firm, association or corporation shall be affected by the fact that any director or officer of this Corporation is a party to or interested in such contract or transaction or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director or officer of this Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with the Corporation for the benefit of himself or any person, firm, association or corporation in which he may be in anywise interested unless it be shown that he acted in the transaction in bad faith.

         4. The total number of shares which the Corporation may henceforth have is 510,000,000, of which 10,000,000 shares are to have a par value of $100 each and 500,000,000 are to have a par value of $.50 each, which shares shall be classified as follows:

            10,000,000 shares, of the par value of $100 each, are to be Series Preferred Stock; and

            500,000,000 shares, of the par value of $.50 each, are to be Common Stock.

         The relative voting, dividend, liquidation and other rights, preferences and limitations of the shares of each class are as follows:

         I. The Preferred Stock may be issued from time to time in one or more series, each such series to have the number of shares and designation, and the shares of each such series to have such relative rights, preferences or limitations, as the Board of Directors, subject to the limitations prescribed by law or provided herein, may from time to time fix, before issuance, by delivering an appropriate certificate of amendment to the Department of State pursuant to the Business Corporation Law of the State of New York. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the fixing of the following:

         (a) The number of shares to constitute the series and the distinctive designation thereof;

         (b) The dividend rate on the shares of the series; whether dividends shall be cumulative, and, if so, from what date or dates;

         (c) Whether or not the shares of the series shall be redeemable and, if redeemable, the terms upon which the shares of the series may be redeemed and the premium, if any, over and above the par value thereof and any dividends accrued thereon which the shares of the series shall be entitled to receive upon the redemption thereof;

         (d) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

         (e) Whether or not the shares of the series shall be convertible into shares of any class or classes of stock of the Corporation, with or without par value, or of any other series of the same class and, if convertible, the conversion price or prices or the rate at which such conversion may be made and the method, if any, of adjusting the same;

         (f) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

         (g) The restrictions, if any, on the payment of dividends upon, and the making of the distributions to any class of stock ranking junior to the shares of the series, and the restrictions, if any, on the purchase or redemption of the shares of any such junior class;

         (h) Whether the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

         (i) Any other relative rights, preferences and limitations of the series.

         II. Holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for the respective series, before any dividends shall be declared and paid, or set apart for payment, on any other class of stock of the Corporation ranking junior to the Preferred Stock either as to dividends or assets, with respect to the same dividend period.

         III. Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required by the terms of the certificate creating the series representing the shares outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock and after complying with all the provisions with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of any certificate creating any series of Preferred Stock with respect to the payment of dividends on any other class or classes of stock, declare and pay dividends on the Common Stock, and the Preferred Stock shall not be entitled to share therein.

         IV. Upon any liquidation, dissolution or winding-up of the Corporation, after payment, if any is required, shall have been made in full to the Preferred Stock as provided in any certificate creating any series thereof, but not prior thereto, the Common Stock shall, subject to the respective terms and provisions, if any, of any such certificate, be entitled to receive any and all assets remaining to be paid or distributed, and the Preferred Stock shall not be entitled to share therein.

         V. No holder of Common Stock or any series of Preferred Stock shall, as such holder, have any preemptive or preferential right of subscription to any stock of any class of the Corporation or to any obligations convertible into any such stock or to any right of subscription to, or to any warrant or option for, the purchase of any stock, other than such, if any, as the Board of Directors of the Corporation in its discretion may determine from time to time.

         VI. The holders of the Common Stock shall have the right to vote on all questions to the exclusion of all other classes of stock, except as by law expressly provided or as otherwise expressly provided with respect to the holders of any other class or classes of stock.

         4A.      Series A Junior Participating Preferred Stock

         (1) Designation and Amount. An aggregate of 2,400,000 shares of Series Preferred Stock, par value $100, of the Corporation are hereby constituted as a series designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock").

         (2)      Dividends and Distributions.

         (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock or any similar stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution of the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holder of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         (3) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Except as otherwise provided herein, in any other Certificate of Amendment establishing a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         (c) Except as set forth herein, holders of Series A Preferred Stock shall have no voting rights.

         (4)      Certain Restrictions.

         (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock;

         (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding-up) to the Series A preferred Stock; or

         (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         (5) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Amendment establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

         (6) Liquidation, Dissolution, or Winding-Up. Upon any liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (i) to the holder of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or wind-up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the provision in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (8) Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         (9) Rank. The Series A Preferred Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of any class of Preferred Stock or any similar stock that specifically provide that they shall rank prior to the Series A Preferred Stock. Nothing herein shall preclude the Board from creating any series of Preferred Stock or any similar stock ranking on a parity with or prior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets.

         (10) Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect such Series adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

         4B.      Series B Convertible Preferred Stock

         (1)      Designation and Amount; Special Purpose Restricted Transfer
Issue.

         (a) The shares of this series of Preferred Stock shall be designated as "Series B Cumulative Convertible Preferred Stock" ("Series B Preferred Stock") and the number of shares constituting such series shall be 316,822 with a par value of $100 per share.

         (b) Shares of Series B Preferred Stock shall be issued only to a trustee acting on behalf of an employee benefit plan of the Corporation. In the event of any transfer of shares of Series B Preferred Stock to any person other than any such plan trustee (including, without limitation, a transfer resulting from a distribution to participants of an employee benefit plan), the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock of the Corporation, par value $1 per share ("Common Stock"), on the terms otherwise provided for the conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to Section 5 hereof, and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to the shares of Series B Preferred Stock hereunder but, rather, shall have only the powers and rights pertaining to the shares of Common Stock into which such shares of Series B Preferred Stock shall have been so converted. The transferee of the shares of Series B Preferred Stock after such automatic conversion shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series B Preferred Stock have been automatically converted as at the date thereof; provided, however, that the pledge of Series B Preferred Stock by such an employee benefit plan of the Corporation shall not constitute a transfer for the purposes of this Section 1; provided, further, however, that any sale of, collection from or other realization upon any pledged shares of Series B Preferred Stock by a pledgee shall constitute a transfer for the purposes of this Section 1. Certificates representing shares of Series B Preferred Stock shall be legended to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of Series B Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and
(ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7, and 8 hereof.

         (2)      Dividends and Distributions.

         (a)(i) The holders of the shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends ("Preferred Dividends") in an amount per share per annum equal to $8.00.

         (ii) Such amounts shall be payable quarterly in arrears, one-quarter on each of the 31st day of March, the 30th day of June, the 30th day of September and the 31st day of December of each year (or on the next succeeding Business Day (as defined herein) if such date is not a Business Day) (each a "Dividend Payment Date") commencing on December 31, 1989, to holders of record at the start of business on such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time, but Preferred Dividends accrued after the date of issuance thereof on the shares of Series B Preferred Stock for any period less than a full three-month period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. Accumulated but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

         (b) So long as any Series B Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series B Preferred Stock like dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accrued and unpaid through such dividend payment period on the Series B Preferred Stock and accrued and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of, the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock until full cumulative dividends on the Series B Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to
(i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock, (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (B) in exchange solely for shares of any other stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock, or (iii) any payment made in respect of any redemption or purchase of Rights, as defined in paragraph (f) of Section 5 hereof, or any rights similar thereto.

         (3) Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

         (a) The holders of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together with the holders of Common Stock as one class. Each share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock could be converted on the record date of determining the stockholders entitled to vote, without rounding for fractional votes; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the voting rights of the Series B Preferred Stock shall also be similarly adjusted.

         (b) Except as otherwise required by law or set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and holders of any other class or series of stock that may similarly be entitled to vote with the shares of Common Stock) for the taking of any corporate action. So long as any shares of Series B Preferred Stock are outstanding, the consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, given in person or by proxy, either at a regular meeting or at a special meeting called for that purpose, at which the holders of Series B Preferred Stock shall vote separately as a series, shall be necessary for effecting, validating or authorizing any one or more of the following:

         (i) the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended, of the Corporation, or any amendment thereto or any other certificate filed pursuant to law (including any such alteration, amendment or repeal effected by any merger or consolidation to which the Corporation is a party) that would adversely affect any of the rights, powers or preferences of outstanding shares of Series B Preferred Stock; or

         (ii) any merger or consolidation with or into, or any sale, transfer, exchange or lease of all or substantially all of the assets of the Corporation to, any other corporation, in either case that would adversely affect any of the rights, powers or preferences of outstanding shares of Series B Preferred Stock.

         (4)  Liquidation, Dissolution or Winding-Up.

         (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive out of assets of the Corporation available for payment to stockholders and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in the amount of $100 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution. If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 4(a), the holders of shares of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

         (b) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, transfer, exchange or lease of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this Section 4, but the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

         (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty days prior to any payment date stated therein, to the holders of Series B Preferred Stock, at the address shown on the books of the Corporation or the transfer agent for the Series B Preferred Stock; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

         (5)  Conversion into Common Stock.

         (a) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on any date fixed for redemption of such shares pursuant to Section 6, 7, or 8 hereof (whether or not such Series B Preferred Stock is subject to a notice of redemption), to cause any or all of such shares to be converted into fully paid and non-assessable shares of Common Stock, initially at a conversion ratio equal to the number derived by dividing $100.00 by a denominator initially equal to $50.00, which denominator shall be adjusted as provided in Section 9 hereof (such denominator, as it may be so adjusted, the "Conversion Price"). Whenever the Conversion Price shall be adjusted as provided in Section 9 hereof, the conversion ratio described above shall be correspondingly adjusted. In no event shall the Conversion Price be less than the aggregate amount necessary to constitute the par value of the shares of Common Stock into which a share of Series B Preferred Stock is convertible.

         (b) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Corporation or the transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion, on any date that is a Business Day in New York, New York. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preferred Stock not to be so converted to be issued (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the holder), and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

         (c) Upon surrender of a certificate representing a share or shares of Series B Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof, at the address designated by such holder, a certificate or certificates representing the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Series B Preferred Stock that shall not have been converted.

         (d) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective upon the surrender by such holder or such holder's designee of the certificate or certificates for the shares of Series B Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto). On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record on any date prior to such effective date. The Corporation shall not be obligated to pay any dividends that shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend is subsequent to the effective date of conversion of such shares.

         (e) The Corporation shall not be obligated to deliver to holders of Series B Preferred Stock any fractional shares of Common Stock issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in an amount equal to such fraction multiplied by the Fair Market Value per share of Common Stock (as defined in Section 9 hereof) at the close of business on the day of conversion, or in any other manner permitted by law.

         (f) Whenever the Corporation shall issue shares of Common Stock upon conversion of shares of Series B Preferred Stock as contemplated by this Section 5, the Corporation shall issue, together with each such share of Common Stock, one right to purchase Series A Junior Participating Preferred Stock of the Corporation (or other securities in lieu thereof) pursuant to the Rights Agreement, dated as of July 2, 1986 (the "Rights Agreement"), between the Corporation and Chase Lincoln First Bank, N.A., as Rights Agent, as such Rights Agreement may from time to time be amended, or any similar rights issued to holders of Common Stock of the Corporation in addition thereto or in replacement therefor (such rights, together with any such additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Corporation (or are evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed.

         (g) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock issuable upon conversion of Series B Preferred Stock that are at the time applicable), in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series B Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock then outstanding and convertible into shares of Common Stock.

         (6) Redemption at the Option of the Corporation.

         (a) The Series B Preferred Stock shall be redeemable, in whole or in part, out of funds legally available therefor, at the option of the Corporation at any time after September 30, 1992, or on or before September 30, 1992, if permitted by paragraph (c) or (d) of this Section 6, at the following redemption prices per share:

         During the Twelve-
         Month period                                          Price Per
         Beginning October 1                                      Share
         -------------------                                   ---------
         1989................................................   $108.00
         1990................................................   $107.00
         1991................................................   $106.00
         1992................................................   $105.00
         1993................................................   $104.00
         1994................................................   $103.00
         1995................................................   $102.00
         1996................................................   $101.00

and thereafter at $100 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to and thereafter at $100 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (e) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price, provided that shares of Series B Preferred Stock may be converted pursuant to Section 5 hereof at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 or 8 hereof. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

         (b) Unless otherwise required by law, notice of redemption will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock by first-class mail, postage prepaid, mailed not less than twenty, nor more than sixty days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock on the date such notice is sent. Upon surrender of the certificates for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this Section 6.

         (c) In the event (i) the Corporation terminates an employee benefit plan that holds Series B Preferred Stock as a result of the failure of the plan to obtain the approval of the Internal Revenue Service as a "qualified plan" under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), under circumstances permitting a return of employer contributions under Section 403(c)(2)(B) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (ii) the Corporation, in good faith after consultation with counsel to the Corporation, determines that the voting provisions contained herein are not in compliance with Rule 19c-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), the Corporation may, in its sole discretion and notwithstanding anything to the contrary herein, elect to redeem any or all of the shares of Series B Preferred Stock, out of funds legally available therefor, for the amount of $100 per share plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and otherwise on the terms and conditions set forth in paragraphs (a) and (b) of this Section 6.

         (d) Notwithstanding anything to the contrary in paragraph (a) of this
Section 6, the Corporation may, in its sole discretion, elect to redeem any or all of the shares of Series B Preferred Stock at any time on or prior to September 30, 1992 on the terms and conditions set forth in paragraphs (a) and
(b) of this Section 6, out of funds legally available therefor, if the last reported sales price, regular way, of a share of Common Stock, as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as reported by NASDAQ, for at least twenty trading days within a period of thirty consecutive trading days ending within five days of the notice of redemption, equals or exceeds one hundred fifty percent of the Conversion Price (after giving effect in making such calculation to any adjustments required by Section 9 hereof).

         (e) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock, or in any combination of such shares and cash, with any such shares to be valued for such purpose at their Fair Market Value (as defined in paragraph (g) of Section 9 hereof; provided, however, that in calculating their Fair Market Value, the Adjustment Period shall be deemed to be the five consecutive trading days preceding the date of redemption), except that any payment required to be made under paragraph (c) of Section 8 hereof shall be made in cash.

         (7)  Other Redemption Rights.

         Shares of Series B Preferred Stock shall be redeemed by the Corporation for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of cash and such shares, with any such shares of Common Stock to be valued for such purpose as provided by paragraph (e) of Section 6 hereof, out of funds legally available therefor, at a redemption price of $100 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five business days prior to the date fixed by the holder in such notice for such redemption, when and to the extent necessary (i) for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the provisions of an employee benefit plan of the Corporation pursuant to which the Series B Preferred Stock to be redeemed is held or (ii) for such holder to make payment of principal, interest or premium due and payable (whether as scheduled or upon acceleration) on indebtedness of the trust under such plan or any indebtedness incurred by the holder for the benefit of such plan (but only if necessary to remedy or prevent a default thereunder).

         (8) Consolidation, Merger, etc.

         (a) In the event that the Corporation shall consummate any consolidation, merger, reclassification or similar transaction, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting company (including stock of the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series B Preferred Stock within the meaning of Section 407(d)(5) of ERISA, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, the shares of Series B Preferred Stock of such holder shall, in connection with such consolidation, merger, reclassification or similar transaction, be assumed by and shall become validly issued and authorized preferred stock of such successor or resulting company, having in respect of such company insofar as reasonably practicable the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Series B Preferred Stock shall be convertible, otherwise on the same terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the Series B Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as reasonably practicable to the adjustments provided for by such section prior to such transaction. The Corporation shall not consummate any such merger, consolidation, reclassification or similar transaction unless all then outstanding shares of Series B Preferred Stock shall become validly issued and authorized by the successor or resulting company as aforesaid.

         (b) In the event that the Corporation shall consummate any consolidation, merger, reclassification or similar transaction, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock, securities or cash or any other property, or any combination thereof, other than any such consideration that is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (c) of this Section 8), be automatically converted by virtue of such merger, consolidation, reclassification or similar transaction immediately prior to the consummation thereof into the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted at such time so that each share of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

         (c) In the event that the Corporation shall enter into any agreement providing for any consolidation, merger, reclassification or similar transaction described in paragraph (b) of this Section 8, then the Corporation shall, as soon as practicable thereafter (and in any event at least ten Business Days before consummation of such transaction), give notice of such agreement and the material terms thereof to each holder of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, out of funds legally available therefor, in redemption and retirement of such Series B Preferred Stock and in lieu of what would otherwise result under paragraph (b) of this Section 8, a cash payment equal to the amount of $100 per share plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth Business Day prior to consummation of such transaction.

         (9)  Anti-dilution Adjustments.

         (a) In the event the Corporation shall, at any time or from time to time, while any of the shares of the Series B Preferred Stock are outstanding,
(i) pay a dividend or make a distribution in respect of the Common Stock, to the extent that such dividend or distribution consists of shares of Common Stock,
(ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (excluding a recapitalization effected by a merger or consolidation to which Section 8 hereof applies) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(a) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

         (b) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any Rights (as defined in paragraph (f) of Section 5 hereof) or any security convertible into or exchangeable for shares of Common Stock), such right or warrant by its terms enabling the holder thereof to acquire shares of Common Stock at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs
(e) and (f) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock that could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

         (c) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to the Rights Agreement or any other right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such shares on the date of such issuance, sale or exchange, then, subject to the provisions of paragraphs (e) and (f) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time, while any shares of Series B Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any Rights, any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, such right or warrant being issued for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (e) and (f) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (iii) the Fair Market Value at the time of such issuance of the consideration that the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock that could be acquired pursuant to such rights or warrants at the time of issuance, sale or exchange of such rights or warrants (assuming shares of Common Stock could be acquired pursuant to such rights or warrants at such time).

         (d) In the event the Corporation shall, at any time or from time to time, while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (excluding a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof applies) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (e) and (f) of this Section 9, be adjusted by multiplying such Conversion Price by a fraction the numerator of which is the difference between (i) the product of (x) the number of shares of Common Stock outstanding immediately preceding such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer that is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase that is not a tender offer or exchange offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately preceding such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution or on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer that is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase that is not a tender offer or exchange offer, as the case may be. The Corporation shall send each holder of Series B Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.

         (e) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment to the Conversion Price unless and until such adjustment would require an increase or decrease of at least two percent in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent in the Conversion Price. All adjustments shall be made to the nearest one hundredth of a share and the nearest cent.

         (f) If the Corporation shall pay any dividend or make any distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Corporation may consider, but shall be under no legal obligation to consider, whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, the Board of Directors shall take such action as it deems appropriate. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph (f) of Section 9, and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. Without limiting the foregoing, the Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to any made pursuant to the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, any subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation or other event shall not be taxable to holders of Common Stock.

         (g) For purposes of this paragraph 4B, the following definitions shall apply:
         "Business Day" shall mean each day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are authorized or required to be closed.
         "Extraordinary Distribution" shall mean any dividend or other distribution to the holders of Common Stock (effected while any of the shares of Series B Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution, together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such pro Rata Repurchase that is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer that is a Pro Rata Purchase, or the date of purchase with respect to any other Pro Rata Repurchase that is not a tender offer or exchange offer made during such period), exceeds 12-1/2 percent of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the stockholders entitled to receive such Extraordinary Distribution and (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (b) or (c) of this Section 9), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (d) of this Section 9 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends that are not Extraordinary Distributions made during such twelve month period and not previously included in the calculation of any adjustment pursuant to paragraph (d) of this Section 9.


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         "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer that are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a given day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked price on such day in the over-the counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five consecutive trading days, selected by the Board of Directors of the Corporation or a committee thereof, during the 20 days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security that is not publicly traded or any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is, in the good faith judgment of the Board of Directors or such committee, available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

         "Non-dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement (whether by the Corporation or otherwise) of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock that could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (ii) the aggregate amount payable to the Corporation pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

         "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(g), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 promulgated by the Securities and Exchange Commission under the Exchange Act, on the date shares of the Series B Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for Common Stock.

         (h) Whenever an adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock is required pursuant to this paragraph 4B, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series B Preferred Stock, if there be one, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation, stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted) of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock, the Corporation shall mail a notice thereof and of the then-prevailing Conversion Price (and the resulting conversion ratio) to each holder of shares of the Series B Preferred Stock.


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


         (10) Ranking; Attributable Capital and Adequacy of Surplus; Retirement of Shares.

         (a) The Series B Preferred Stock shall rank senior to the Common Stock and to the Series A Junior Participating Preferred Stock, par value $100 per share, of the Corporation as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up of the Corporation. The ranking of any subsequent series of Preferred Stock, par value $100 per share, issued by the Corporation as compared to the Series B Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up of the Corporation shall be as specified in the Certificate of Incorporation, as amended, of the Corporation and, if appropriate, shall also be subject to the provisions of paragraph (b) of Section 3 hereof.

         (b) The capital of the Corporation allocable to the Series B Preferred Stock for purposes of the New York Business Corporation Law (the "BCL") shall be $100 per share. In addition to any vote of stockholders required by law, the vote of the holders of a majority of the outstanding shares of Series B Preferred Stock shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Corporation allocable to the Common Stock for the purpose of the BCL if, as a result thereof, the surplus of the Corporation available for the declaration and payment of dividends for purposes of the BCL would be less than the amount of Preferred Dividends that would accrue on the then outstanding shares of Series B Preferred Stock during the following three years.

         (c) Any shares of Series B Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided by this paragraph 4B, or otherwise acquired, shall be retired as shares of Series B Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock, par value $100 per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

         (11)  Miscellaneous.

         (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this paragraph 4B) with postage prepaid, addressed: (i) if to the Corporation, to its office at Corning, New York 14831 (Attention: the Secretary) or to the transfer agent for the Series B Preferred Stock, or other agent of the Corporation designated as permitted by this paragraph 4B or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

         (b) The term "Common Stock" as used in this paragraph 4B means the Corporation's Common Stock, par value $1 per share, as the same exists at the date of filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation relating to the Series B Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 9 hereof, the holder of any share of the Series B Preferred Stock, upon thereafter surrendering such share for conversion, shall become entitled to receive any shares of other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8 and 10 and 11 hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

         (c) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of Corporation, that such tax has been paid or is not payable.


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


         (d) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

         (e) Unless otherwise provided in the Certificate of Incorporation, as amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series B Preferred Stock and such other stock bear to each other.

         (f) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock.

         4C.      Series C 6% Cumulative Convertible Preferred Stock

         (1) Designation and Amount; Special Purpose; Restriction on Senior Series.

         (a) The shares of this series of Preferred Stock shall be designated as "Series C 6% Cumulative Convertible Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting such series shall be 4,683,710 with a par value of $100 per share.

         (b) Shares of Series C Preferred Stock shall be issued only upon exchange of all of the 6% convertible subordinated debentures due July 21, 2024 of the Corporation (the "Subordinated Debentures") by Corning Delaware, L.P., a Delaware limited partnership ("Corning Delaware"), pursuant to a valid exchange election (the "Exchange Election") by the holders of a majority of the aggregate liquidation preference of preferred securities, liquidation preference of $50 per security, of Corning Delaware (the "Corning Delaware Preferred Securities") then outstanding.

         (c) So long as any Corning Delaware Preferred Securities are outstanding, the Corporation shall not issue any other class or series of capital stock ranking senior as to the payment of dividends or amounts upon liquidation, dissolution or winding-up to the Series C Preferred Stock without the approval of the holders of not less than 66 2/3% of the aggregate liquidation preference of the Corning Delaware Preferred Securities then outstanding.

         (2) Dividends and Distributions.

         (a)(i) The holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends in an amount per share per annum equal to $6.00 (equivalent to a rate per annum of 6% of the stated liquidation preference of $100 per share of Series C Preferred Stock), calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and for any period shorter than a full monthly dividend period, dividends will be computed on the basis of the actual number of days elapsed in such period, and payable in United States dollars monthly in arrears on the last day of each calendar month of each year.

         (ii) Dividends, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, must be paid on the last day of each month. Such dividends will accrue and be cumulative whether or not they have been earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends. Dividends on the Series C Preferred Stock shall be cumulative from the date of the Exchange Election. Accrued but unpaid interest on the Subordinated Debentures, if any, on the date of the issuance of the Series C Preferred Stock in exchange for such Subordinated Debentures shall constitute, and be treated as, accumulated and unpaid dividends on the Series C Preferred Stock; provided, however, that the amount which shall constitute such accumulated and unpaid dividends on the Corning Series C Preferred Stock shall be neither less than nor greater than the amount of accumulated and unpaid dividends (including Additional Dividends), if any, on the Preferred Securities on the date of such Exchange Election. The record date for each dividend payment date shall be the Business Day (as defined below) immediately preceding such dividend payment date. In the event that any date on which dividends are payable on the Series C Preferred Stock is not a day other than a day on which banking institutions in the City of New York or Chicago are authorized or required by law to close (a "Business Day"), then payment of the dividend payable on such date will be made on the next succeeding


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

day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         (b) In the event that full cumulative dividends on the Series C Preferred Stock have not been declared and paid or set apart for payment when due, then the Corporation shall not, and shall not permit any majority-owned subsidiary to, declare or pay any dividend on, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any Junior Stock (other than as a result of a reclassification of Junior Stock or the exchange or conversion of one class or series of Junior Stock for another class or series of Junior Stock), or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee or dividends or guarantee payments to Corning).

         When dividends are not paid in full, all dividends declared upon the Series C Preferred Stock and all dividends declared upon any Pari Passu Stock (as defined herein) shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C Preferred Stock and accumulated and unpaid on such Pari Passu Stock. "Pari Passu Stock" means the Corporation's Series B Cumulative Convertible Preferred Stock, par value $100 per share (the "Series B Preferred Stock"), and any preference stock or preferred stock of the Corporation, or any guarantee now or hereafter entered into by the Corporation in respect of any preferred or preference stock of any affiliate of the Corporation, ranking, in such case, as to the payment of dividends and amounts upon liquidation, dissolution and winding-up on a parity with the Series B Preferred Stock. "Junior Stock" means Common Stock, the Series A Preferred Stock, par value $100 per share, of the Corporation and any other class or series of capital stock of the Corporation or any of its affiliates which by its express terms ranks junior in the payment of dividends or amounts upon liquidation, dissolution or winding-up to the Series C Preferred Stock.

         (3)  Voting Rights.

         (a) In the event that full cumulative dividends on the Series C Preferred Stock have not been paid for 18 monthly dividend periods, the number of directors of the Corporation constituting the entire Board of Directors shall be increased by two persons and the holders of the Series C Preferred Stock shall have the right to elect such persons to fill such positions at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series C Preferred Stock then outstanding shall have been paid and dividends thereon for the current monthly period shall have been paid or declared and set apart for payment, then the right of the holders of the Series C Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of the Series C Preferred Stock shall forthwith terminate and the number of directors of the Corporation constituting the entire Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of the Series C Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of Series C Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the Series C Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series C Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books and records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of the Series C Preferred Stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination of the then remaining director elected by the holders of the Series C Preferred Stock or the successor of such remaining director.

         (b) Except as otherwise required by law or set forth herein, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action. So long as any shares of Series C Preferred Stock are outstanding, the consent of the holders of not less than 66 2/3% of the outstanding shares of Series C Preferred Stock, given in person or by proxy either at a regular meeting or at a special meeting called for that purpose, at which the holders of Series C Preferred Stock shall vote separately as a series, shall be necessary for effecting, validating or authorizing any one or more of the following:


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


         (i) the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended, of the Corporation, or any amendment thereto or any other certificate filed pursuant to law (including any such amendment, alteration, or repeal effected by any merger or consolidation to which the Corporation is a party) that would adversely affect any of the rights, powers or preferences of outstanding shares of Series C Preferred Stock; provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or increase the authorized amount of, any Junior Stock or Pari Passu Stock shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of the Series C Preferred Stock;
         (ii) the creation of any shares of any class or series or any security convertible into shares of any class or series of capital stock ranking prior to the Series C Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation or in the payment of dividends; or
         (iii) any merger or consolidation with or into, or any sale, transfer, exchange or lease of all or substantially all of the assets of the Corporation to, any other corporation, in either case that would adversely affect any of the rights, powers or preferences of outstanding shares of Series C Preferred Stock.

         (4)  Redemption.

         (a) The shares of Series C Preferred Stock are redeemable, at the option of the Corporation, in whole or in part from time to time, on or after August 5, 1998 during the twelve-month periods beginning on August 5 in each of the following years, at the following redemption prices (expressed as a percentage of liquidation preference), plus accumulated and unpaid dividends, whether or not earned or declared, to the date of redemption (the "Redemption Price"):


                Date                                          Redemption Price
                ----                                          ----------------
                August 5, 1998                                103.6%
                August 5, 1999                                103.0%
                August 5, 2000                                102.4%
                August 5, 2001                                101.8%
                August 5, 2002                                101.2%
                August 5, 2003                                100.6%
                August 5, 2004 and thereafter                 100.0%

From and after the date fixed for redemption, dividends on shares of Series C Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the Redemption Price, provided that shares of Series C Preferred Stock may be converted pursuant to
Section 6 hereof at any time prior to the close of business on the date fixed for redemption of such shares. If less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

         (b) Unless otherwise required by law, notice of redemption will be sent to the holders of Series C Preferred Stock by first-class mail, postage prepaid, mailed not less than thirty, nor more than sixty days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the conversion price of a share of Series C Preferred Stock on the date such notice is sent. Upon surrender of the certificates for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation on the date fixed for redemption and at the Redemption Price set forth in this Section 4.

         (5)  Liquidation, Dissolution or Winding-Up.

         (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up or termination of the Corporation, the holders of Series C Preferred Stock at the time outstanding will be entitled to receive out of the net assets of the Corporation available for payment to stockholders and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series C Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up or termination of the Corporation, before any amount shall be paid or distributed with respect to any Junior Stock liquidating distributions in the amount of $100 per share plus an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for distribution. If, upon any liquidation, dissolution or winding-up or termination of the Corporation, the amounts payable with respect to the Series C Preferred Stock and any Pari Passu Stock are not paid in full, the holders of the Series C Preferred Stock and such Pari

Passu Stock shall share ratably in any distribution of assets based on the proportion of their full respective liquidation preference to the entire amount of unpaid liquidation preference. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 5(a), the holders of shares of Series C Preferred Stock and Pari Passu Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

         (b) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, transfer, exchange or lease of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this Section 5.

         (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series C Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty days prior to any payment date stated therein, to the holders of Series C Preferred Stock, at the address shown on the books of the Corporation or the transfer agent for the Series C Preferred Stock; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

         (6)  Conversion Rights of Series C Preferred Stock.

         (a) The shares of Series C Preferred Stock are convertible at any time at the option of the holder thereof into shares of Common Stock at the initial conversion price of $39.00, subject to adjustment as provided in Section 7. For this purpose, each share of Series C Preferred Stock shall be taken at $100.00.

         (b) Holders of record of Series C Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares of Series C Preferred Stock on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date. Except as provided in the immediately preceding sentence, the Corporation will make no payment or allowance for accumulated and unpaid dividends, whether or not in arrears, on converted shares of Series C Preferred Stock.

         (c) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the Closing Price (as hereinafter defined) on the date on which the certificate or certificates for such shares were duly surrendered for conversion, or, if such date is not a Trading Day (as hereinafter defined), on the next Trading Day.

         (d) Shares of Series C Preferred Stock that have been called for redemption will not be convertible after the close of business on the second calendar day preceding the date fixed for redemption, unless the Corporation defaults in making payment of the amount payable upon such redemption.

         (e) Any holder of shares of Series C Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series C Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series C Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series C Preferred Stock by the Corporation or the transfer agent for the Series C Preferred Stock, accompanied by written notice of conversion, on any day that is a Business Day in The City of New York. Such notice of conversion shall specify (i) the number of shares of Series C Preferred Stock to be converted and the name or names in which such holder desires the certificate or certificates for Common Stock and for any shares of Series C Preferred Stock not to be so converted to be issued (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the holder), and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

         (f) Upon surrender of a certificate representing a share or shares of Series C Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof, at the address designated by such holder, a certificate or certificates representing the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series C Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Series C Preferred Stock that shall not have been converted.

         (g) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series C Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective upon the surrender by such holder or such holder's designee of the certificate or certificates for the shares of Series C Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto). The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the close of business on the effective date of the conversion. No allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such effective date.

         (h) Whenever the Corporation shall issue shares of Common Stock upon conversion of shares of Series C Preferred Stock as contemplated by this Section 6, the Corporation shall issue, together with each such share of Common Stock, one right to purchase Series A Junior Participating Preferred Stock of the Corporation (or other securities in lieu thereof) pursuant to the Amended Rights Agreement, dated as of October 4, 1989 (the "Rights Agreement"), between the Corporation and Harris Trust and Savings Bank, as Rights Agent, as such Rights Agreement may from time to time be amended, or any similar rights issued to holders of Common Stock of the Corporation in addition thereto or in replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by other holders of Common Stock of the Corporation (or are evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed.

         (i) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series C Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series C Preferred Stock then outstanding. Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series C Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. All shares of Common Stock delivered upon conversion of the Series C Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock issuable upon conversion of Series C Preferred Stock that are at the time applicable), in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series C Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series C Preferred Stock then outstanding and convertible into shares of Common Stock.

         (7)  Adjustment of Conversion Price.

         (a) Adjustment of Conversion Price. The conversion price at which a share of Series C Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

         (i) In case the Corporation shall pay or make a dividend or other distribution on any class or series of capital stock of the Corporation exclusively in Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution or exchange, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on shares of any class or series of capital stock of the Corporation exclusively in Common Stock held in the treasury of the Corporation.

         (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 7(a)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Corporation, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

         (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (iv) Subject to the last sentence of this subparagraph (iv), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 7(a), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section 7(a)), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 7a)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph (vii) of this Section 7(a). For purposes of this subparagraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any conversion price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (i) or (ii) of this Section 7 (a), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 7(a) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 7(a).

         (v) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding, in the case of any regular cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding regular cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this Section 7(a), or all of such regular cash dividend if the annualized amount thereof per share of Common Stock does not exceed 15% of the current market price per share (determined as provided in subparagraph (vii) of this Section 7(a)) of the Common Stock on the Trading Day (as defined in Section 7(e)) next preceding the date of declaration of such dividend), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this section 7(a)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for payment of such distribution.

         (vi) In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Corporation's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 10% of the current market price per share (determined as provided in subparagraph (vii) of this Section 7(a)) of the Common Stock on the Trading Day next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (vi) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 7(a)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section 7(a)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. Notwithstanding anything contained in this Section 7(a)(vi) to the contrary, no adjustment shall be made to the conversion price in the case of a tender offer that complies with Rule 13e-4(h)(5) under the Exchange Act, or any successor rule thereto.

         (vii) For the purpose of any computation under subparagraphs (ii),
(iv), (v) and (vi) of this Section 7(a), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices (as defined in Section 7(e)) for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that in each event another event occurs that would require an adjustment pursuant to subparagraph
(i) through (vi), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 7(a), any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

         (viii) The Corporation may make such reductions in the conversion price, in addition to those required by subparagraphs (i) , (ii), (iii), (iv),
(v) and (vi) of this Section 7(a), as it considers to be advisable to avoid or diminish any income tax holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period, and the Board of Directors of the Corporation shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Series C Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

         (ix) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this subparagraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (x) Whenever the conversion price is adjusted as herein provided:

         (1) the Corporation shall compute the adjusted conversion price and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series C Preferred Stock; and

         (2) a notice stating the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required such notice shall be mailed by the Corporation to all record holders of shares of Series C Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

         (b) Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Corporation shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange (pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property), then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each share of Series C Preferred Stock then outstanding shall have the right thereafter to convert such share only into
(i) in the case of any such transaction other than a Common Stock Fundamental Change (as defined in Section 7(e)), the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock of the Corporation into which such share of Series C Preferred Stock could have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the conversion price required by the provisions of Section 7(d), and (ii) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of Section 7(d). The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The above provisions shall similarly apply to successive transactions of the foregoing type.

         (c) Prior Notice of Certain Events. In case:

         (i) the Corporation shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend that would not require an adjustment pursuant to Section 7(a)(iv) or (v) or (2) authorize a tender or exchange offer that would require an adjustment pursuant to Section 7(a)(vi); or

         (ii) the Corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

         (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

         (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; then the Corporation shall cause to be filed with the transfer agent for the Series C Preferred Stock, and shall cause to be mailed to the holders of record of the Series C Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or
(y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

         (d) Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Section 7 to the contrary, if any Fundamental Change (as defined in Section 7(e)) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined in Section 7(e)), each share of Series C Preferred Stock shall be convertible solely into common stock of the kind and amount received by holders of Common Stock as the result of such Common Stock Fundamental Change as more specifically provided in the following clauses (d)(i) and (d)(ii).

         For purposes of calculating any adjustment to be made pursuant to this
Section 7(d) in the event of a Fundamental Change, immediately after such Fundamental Change:

         (i) in the case of a Non-Stock Fundamental Change (as defined in Section 7(e)), the conversion price of the Series C Preferred Stock shall thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined in Section 7(e)) or the then applicable Reference Market Price (as defined in
Section 7(e)) by a fraction of which the numerator shall be $50.00 and the denominator shall be (x) the then-current Redemption Price per share of Series C Preferred Stock or (y) for any Non-Stock Fundamental Change that occurs before the Series C Preferred Stock becomes redeemable by the Corporation pursuant to
Section 4, the applicable price per share set forth for the date of such Non-Stock Fundamental Change in the following table:

         Date of Non-Stock Fundamental Change                                           Price
         ------------------------------------                                           -----
         After date of original issuance of Series C Preferred Stock and                $53.00
                  on or before August 5, 1995

         After August 5, 1995, and on or before August 5, 1996                           52.70

         After August 5, 1996, and on or before August 5, 1997                           52.40

         After August 5, 1997, and on or before August 5, 1998                           52.10

plus, in any case referred to in this clause (y), an amount equal to all dividends on the Series C Preferred Stock accrued and unpaid thereon, whether or not earned or declared, to but excluding the date of such Non-Stock Fundamental Change; and

         (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Series C Preferred Stock in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be the Purchaser Stock Price (as defined in Section 7(e)) and the denominator shall be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Series C Preferred Stock in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a stockholder for one share of Common Stock as a result of such Common Stock Fundamental Change.

         (e) Definitions. The following definitions shall apply to terms used in this Section 7:

         (i) "Applicable Price" shall mean (A) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a stockholder for one share of Common Stock and
(B) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive securities, cash or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such securities, cash or other property, in each case, as adjusted in good faith by the Board of Directors of the Corporation to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of
Section 7(a).

         (ii) "Closing Price" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the common stock in each case on the principal national securities exchange on which the Common Stock is traded, or if the Common Stock is not listed or traded on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., or, if the common stock is not quoted or admitted to trading on such quotation system, on the quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

         (iii) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% by value (as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in Section 7(e)(1) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc.; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (A) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Series C Preferred Stock continue to exist as outstanding shares of Series C Preferred Stock, or
(B) not later than the occurrence of such Fundamental Change, the outstanding shares of Series C Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Corporation, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Series C Preferred Stock.

         (iv) "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

         (v) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

         (vi) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such Common


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

Stock, in each case, as adjusted in good faith by the Board of Directors of the Corporation to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of Section 7(a);

         (vii) "Reference Market Price" shall initially mean $21.42 and in the event of any adjustment to the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $21.42 to the initial conversion price per share.

         (viii) "Trading Day" shall mean a day on which securities are traded on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

         (f) Dividend or Interest Reinvestment Plans. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Subordinated Debentures were first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section 7. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to holders of Series C Preferred Stock.

         (g) Certain Additional Rights. In case the Corporation shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 7(a)(iv) or 7(a)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 7(a)(iv)), the holder of each share of Series C Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which such share of Series C Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Corporation (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors). If any conversion of a share of Series C Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Series C Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

         (8) Ranking; Attributable Capital and Adequacy of Surplus; Retirement of Shares.

         (a) The Series C Preferred Stock shall rank senior to all shares of Junior Stock and pari passu with the Pari Passu Stock of the Corporation as to the payment of dividends and the amounts upon the liquidation, dissolution and winding-up of the Corporation. The ranking of any subsequent series of Preferred Stock, par value $100 per share, issued by the Corporation as compared to the Series C Preferred Stock as to the payment of dividends and amounts upon the liquidation, dissolution or winding-up of the Corporation shall be as specified in the Certificate of Incorporation, as amended, of the Corporation and, if appropriate, shall also be subject to the provisions of Paragraph (b) of Section 2 hereof.

         (b) The capital of the Corporation allocable to the Series C Preferred Stock for purposes of the New York Business Corporation Law (the "BCL") shall be $100 per share.

         (c) Any shares of Series C Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares, or otherwise so acquired, shall be retired as shares of Series C Preferred Stock and restored to the status of authorized but

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

unissued shares of Preferred Stock, par value $100 per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

         (9)  Miscellaneous.

         (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this paragraph 4C) with postage prepaid, addressed:
(i) if to the Corporation, to its office at Corning, New York 14831 (Attention: the Secretary) or to the transfer agent for the Series C Preferred Stock, or other agent of the Corporation designated as permitted by this paragraph 4C or
(ii) if to any holder of the Series C Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series C Preferred Stock or Common Stock, as the case may be), or
(iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

         (b) The term "Common Stock" as used in this paragraph 4C means the Corporation's Common Stock, par value $0.50 per share, as the same exists at the date of filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation relating to the Series C Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. However, subject to the provisions of
Section 7(b), shares of Common Stock issuable on conversion of shares of Series C Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation at the date of the filing of this instrument with the State of New York or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of such classes resulting from all such reclassifications.

         (c) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or shares of Common Stock or other securities issued on account of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

         (d) In the event that a holder of shares of Series C Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series C Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series C Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

         (e) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series C Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series C Preferred Stock.


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


         5. (a) The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than nine nor more than twenty-four persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors; and such exact number shall be twenty-one unless otherwise determined by a resolution so adopted by a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term "entire Board of Directors" means the total authorized number of directors which the Corporation would have if there were no vacancies.

         At the 1985 Annual Meeting of Stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1986 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1987 Annual Meeting of Stockholders and the terms of office of the third class to expire at the 1988 Annual Meeting of Stockholders. Commencing with the 1986 Annual Meeting of the Stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

         (b) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, vacancies in any class of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, if occurring prior to the expiration of the term of office of such class, be filled only by the affirmative vote of a majority of the remaining directors of the entire Board of Directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

         (c) Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by this paragraph 5 unless expressly otherwise provided by the resolution or resolutions providing for the creation of such series.

         (d) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, (i) any director, or the entire Board of Directors, may be removed by the stockholders from office at any time prior to the expiration of his term of office, but only for cause, and only by the affirmative vote of the holders of record of outstanding shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, and
(ii) any director may be removed from office by the affirmative vote of a majority of the entire Board of Directors, at any time prior to the expiration of his term of office, but only for cause.

         (e) Notwithstanding any other provision of the Certificate of Incorporation and subject to the other provisions of this paragraph 5, the Board of Directors shall determine the rules and procedures that shall affect the directors' power to manage and direct the business and affairs of the Corporation. Without limiting the foregoing, the Board of Directors shall designate and empower committees of the Board of Directors, shall elect and empower the officers of the Corporation, may appoint and empower other officers and agents of the Corporation, and shall determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board actions.

         (f) The affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or adopt any provision or provisions inconsistent with, any provision of this paragraph 5 including this paragraph (f); provided, however, that this paragraph (f) shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, alteration, repeal, or adoption of any inconsistent provision or provisions, declared advisable by the Board of Directors by the affirmative vote of two-thirds of the entire Board of Directors.

         6.       (1)  Certain Definitions.

         For the purposes of this paragraph 6:

         (a)      "Business Combination" shall mean:


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

         (i) any merger or consolidation of the Corporation or any Subsidiary with (A) an Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

         (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $20,000,000 or more; or

         (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $20,000,000 or more; or

         (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder; or

         (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (A) any class of equity securities of the Corporation or any Subsidiary or (B) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by an Interested Stockholder and all of its Affiliates and Associates; or

         (vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (v) of this Section 1(a).

         (b) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on January 1, 1985.

         (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 1985.

         (d) "Continuing Director" shall mean (i) any member of the Board of Directors of the Corporation who (a) is neither the Interested Stockholder involved in the Business Combination as to which a vote of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Stockholder, or the relative of any of the foregoing, and (b) was a member of the Board of Directors of the Corporation prior to the time that such Interested Stockholder became an Interested Stockholder, (ii) any successor of a Continuing Director described in clause (i) who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors of the Corporation, and
(iii) any person who is elected to the Board of Directors of the Corporation at the 1985 Annual Meeting of Stockholders and any successor thereto who is recommended or elected by the affirmative vote of a majority of the Continuing Directors then on the Board of Directors of the Corporation.

         (e) "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange--Listed Stocks, or, if such stock is not reported on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any similar inter-dealer quotation system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the continuing Directors in good faith.

         (f) "Interested Stockholder" shall mean any Person (other than the Corporation or any Subsidiary) who or which:

         (i) is, or was at any time within the two-year period immediately prior to the date in question, the Beneficial Owner of 10% or more of the voting power of the then outstanding Voting Stock of the Corporation; or


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

         (ii) is an assignee of, or has otherwise succeeded to, any shares of Voting Stock of the Corporation of which an Interested Stockholder was the Beneficial Owner at any time within the two-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

         For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Stock of the Corporation shall include unissued shares of Voting Stock of the Corporation of which the Interested Stockholder is the Beneficial Owner but shall not include any other shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Stockholder.

         (g) A "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d) (2) of the Exchange Act.

         (h) "Subsidiary" shall mean any corporation of which the Corporation owns, directly or indirectly, (i) a majority of the outstanding shares of equity securities of such corporation, or (ii) shares having a majority of the voting power represented by all of the outstanding shares of Voting Stock of such corporation. For the purpose of determining whether a corporation is a Subsidiary, the outstanding Voting Stock and shares of equity securities thereof shall include unissued shares of which the Corporation is the Beneficial Owner but, except for the purposes of Section 1(f), shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Corporation.

         (i) "Voting Stock" shall mean outstanding shares of capital stock of the relevant corporation entitled to vote generally in the election of directors.

         (2)  Higher Vote for Business Combinations.

         In addition to any affirmative vote required by law or by this Certificate of Incorporation, and except as otherwise expressly provided in
Section 3 of this paragraph 6, any Business Combination shall require the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of the then outstanding shares of Voting Stock of the Corporation, voting together as a single class, it being understood that, for purposes of this paragraph 6, each share of the Voting Stock of the Corporation shall have the number of votes granted to it pursuant to paragraph 4 of this Certificate of Incorporation. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         (3)  When Higher Vote is Not Required.

         The provisions of Section 2 of this paragraph 6 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, of the stockholders as is required by law and any other provision of this Certificate of Incorporation, if the conditions specified in either of the following paragraphs (a) and (b) are met:

         (a) Approval by Continuing Directors. The Business Combination shall have been approved by the affirmative vote of a majority of the Continuing Directors, even if the Continuing Directors do not constitute a quorum of the entire Board of Directors.

         (b) Form of Consideration, Price and Procedure Requirements. All of the following conditions shall have been met:

         (i) With respect to each share of each class of Voting Stock of the Corporation (including Common Stock), the holder thereof shall be entitled to receive on or before the date of the consummation of the Business Combination (the "Consummation Date"), consideration, in the form specified in Section 3 (b)
(ii) hereof, with an aggregate Fair Market Value as of the Consummation Date at least equal to the highest of the following:

         (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder to which the Business Combination relates, or by any Affiliate or Associate of such Interested Stockholder, for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

         (b) the Fair Market Value per share of such class of Voting Stock of the Corporation on the Announcement Date; and


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

         (c) the highest preferential amount per share, if any, to which the holders of shares of such class of Voting Stock of the Corporation are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

         (ii) The consideration to be received by holders of a particular class of outstanding Voting Stock of the Corporation (including Common Stock) as described in Section 3(b)(i) hereof shall be in cash or if the consideration previously paid by or on behalf of the Interested Stockholder in connection with its acquisition of beneficial ownership of shares of such class of Voting Stock consisted in whole or in part of consideration other than cash, then in the same form as such consideration. If such payment for shares of any class of Voting Stock of the Corporation has been made with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the beneficial ownership of the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.

         (iii) After such Interested Stockholder has become an Interested Stockholder and prior to the Consummation Date of such Business Combination: (a) except as approved by the affirmative vote of a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding preferred stock of the Corporation, if any; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock of the Corporation (except as necessary to reflect any subdivision of the Common Stock ) except as approved by the affirmative vote of a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by the affirmative vote of a majority of the Continuing Directors; and (c) such Interested Stockholder shall not have become the Beneficial Owner of any additional shares of Voting Stock of the Corporation except as part of the transaction which results in such an Interested Stockholder becoming an Interested Stockholder.

         (iv) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation.

         (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the General Rules and Regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation at least 45 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions thereof).

         (4)  Powers of Continuing Directors.

         A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this paragraph 6, including, without limitation, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock of the Corporation beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of paragraph B of Section 3 have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $20,000,000 or more; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this paragraph 6.

         (5)  No Effect on Fiduciary Obligations.

         (a) Nothing contained in this paragraph 6 shall be construed to relieve the members of the Board of Directors or an Interested Stockholder from any fiduciary obligation imposed by law.

         (b) The fact that any Business Combination complies with the provisions of Section 3 of this paragraph 6 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

         (6) Amendment or Repeal.


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

         The affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all the outstanding Voting Stock of the Corporation shall be required to amend, alter or repeal, or adopt any provision or provisions inconsistent with, any provision of this paragraph 6; provided, however, that this Section 6 shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, alteration, repeal or adoption of any inconsistent provision or provisions, declared advisable by the Board of Directors by the affirmative vote of two-thirds of the entire Board of Directors and a majority of the Continuing Directors.

         7. A director of the Corporation shall not be liable to the Corporation or its stockholders for damages for any breach of duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Business Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this paragraph 7 by the stockholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         8. The office of the Corporation shall be located in the City of Corning, Steuben County, New York, and the address within the State to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is Administration Headquarters, Houghton Park, Corning, New York, Attention of the Secretary.

         9. The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served.

         FOURTH: This restatement of the Certificate of Incorporation of the Corporation was authorized by resolutions duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on April 24, 1997 at which a quorum was present and acting throughout.

         IN WITNESS WHEREOF, we have signed this Certificate this 9 day of November, 1998.



                                                 ROGER G. ACKERMAN

                                                        Chairman



                                                 A. JOHN PECK, JR.

                                                        Secretary




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



STATE OF NEW YORK

                           ss:

COUNTY OF STEUBEN

      ROGER G. ACKERMAN and A. JOHN PECK, JR., being severally duly sworn, say, and each for himself says, that the said Roger G. Ackerman is the Chairman and the said A. John Peck, Jr. is the Secretary of Corning Incorporated, which is a corporation organized under the laws of the State of New York and is the corporation described in the foregoing Certificate; that they have read the said Certificate and know the contents thereof and that the same is true to their own knowledge.



                                                 ROGER G. ACKERMAN

                                                        Chairman



                                                 A. JOHN PECK, JR.

                                                        Secretary


Subscribed and sworn to before
me this 9th day of November, 1998

                  MARIA A. FELDMAN

                  Maria A. Feldman


Notary Public, State of New York
Qualified in Chemung County No. 01FE4999311
My Commission Expires May 11, 2000

Item 14(c) Exhibit #12

Corning Incorporated and Subsidiary Companies
Computation of Ratio of Earnings to Combined Fixed Charges and Preferred
   Dividends:
(Dollars in millions, except ratios)

                                                                                         Fiscal Year Ended
                                                                  -------------------------------------------------------------
                                                                   Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,      Jan. 1,
                                                                     1998         1997         1996         1995         1995
                                                                     ----         ----         ----         ----         ----
Income from continuing operations before taxes on income          $  439.6      $ 629.2      $ 455.9      $ 389.4      $  286.3
Adjustments:
  Share of earnings (losses) before taxes of 50% owned companies     173.3        111.5        130.3         95.2          89.0
  Earnings (losses) before taxes of greater than 50% owned
    unconsolidated subsidiary                                                                    0.7         (3.1)         (4.0)
  Distributed income of less than 50% owned companies
    and share of loss if debt is guaranteed                           (1.1)                                                 2.1
  Amortization of capitalized interest                                14.4         16.6         11.8          9.6          13.3
  Fixed charges net of capitalized interest                          126.8        141.9        105.9         82.6         128.8
                                                                  --------      -------      -------      -------      --------

Earnings before taxes and fixed charges as adjusted               $  753.0      $ 899.2      $ 704.6      $ 573.7      $  515.5
                                                                  ========      =======      =======      =======      ========

Fixed charges:
  Interest incurred                                               $  103.5      $  96.7      $  73.6      $  65.4      $   64.9
  Share of interest incurred of 50% owned companies and interest
   on guaranteed debt of less than 50% owned companies                45.4         51.0         38.7         10.2          60.8
  Interest incurred by greater than 50% owned unconsolidated
    subsidiary                                                                                                0.7           0.8
  Portion of rent expense which represents interest factor            18.0         15.9         12.1         13.3          10.8
  Share of portion of rent expense which represents interest
    factor for 50% owned companies                                     5.0          3.8          1.4          2.7           9.4
  Portion of rent expense which represents interest factor for
    greater than 50% owned unconsolidated subsidiary                                                                        0.1
  Amortization of debt costs                                           2.9          1.6          2.2         (0.1)          0.6
                                                                  --------      -------      -------      -------      --------

Total fixed charges                                                  174.8        169.0        128.0         92.2         147.4
Capitalized interest                                                 (48.0)       (27.1)       (22.1)        (9.6)        (18.6)
                                                                  --------      -------      -------      -------      --------

Total fixed charges net of capitalized interest                   $  126.8      $ 141.9      $ 105.9      $  82.6      $  128.8
                                                                  ========      =======      =======      =======      ========

Preferred dividends:
  Preferred dividend requirements                                 $   15.3      $  15.3      $  15.7      $  15.7      $    8.2
  Ratio of pre-tax income to income before minority interest
    and equity earnings                                                1.4          1.5          1.5          1.4           1.4
                                                                  --------      -------      -------      -------      --------
  Pre-tax preferred dividend requirement                              21.4         23.0         23.6         22.0          11.5

Total fixed charges                                                  174.8        169.0        128.0         92.2         147.4
                                                                  --------      -------      -------      -------      --------

Fixed charges and pre-tax preferred dividend requirement          $  196.2      $ 192.0      $ 151.6      $ 114.2      $  158.9
                                                                  ========      =======      =======      =======      ========

Ratio of earnings to combined fixed charges and preferred
  dividends                                                            3.8x         4.7x         4.7x         5.0x          3.2x
                                                                  ========      =======      =======      =======      ========


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